                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                       APPLE COMPUTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 24, 1999

To Holders of Common Stock of
Apple Computer, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "Company"), will be held on Wednesday, March 24, 1999 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy
Statement:

    1.  To elect three Class I directors to the Company's Board of Directors.

    2. To approve an amendment to the Company's Restated Articles of Incorporation to eliminate the classification of the Company's Board of Directors and thereby ensure that each director will stand for election annually.


    3. To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 1999.


    4. To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only shareholders of record as of the close of business on January 29, 1999 are entitled to receive notice of, to attend and to vote at the meeting.

                                          Sincerely,

                                            [SIGNATURE]

                                          NANCY R. HEINEN
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Cupertino, California


February 9, 1999

                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014

                                PROXY STATEMENT

INTRODUCTION

    The enclosed Proxy is solicited on behalf of the Board of Directors (the "BOARD") of Apple Computer, Inc., a California corporation (the "COMPANY"), for use at the Company's annual meeting of shareholders (the "ANNUAL MEETING") to be held on Wednesday, March 24, 1999 at 10:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address set forth above.

    The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson & Company Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.


    These proxy solicitation materials were mailed on or about February 9, 1999 to all shareholders entitled to vote at the Annual Meeting.


PROCEDURAL MATTERS


    Shareholders of record as of the close of business on January 29, 1999 (the "RECORD DATE") are entitled to notice of, to attend and to vote at the Annual Meeting. There were 136,416,662 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was $41.188 per share.


    A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.


    The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson & Company Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or telegram.



    Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.


QUORUM; ABSTENTIONS; BROKER NON-VOTES

    In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires for approval the affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date. Proposal 3 requires for approval
(i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "QUORUM"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or

"AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "VOTES CAST") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.


INTERNET VOTING



    Shareholders whose shares are registered in the name of a bank or brokerage firm, may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program. Shareholders whose form does not reference Internet or telephone voting information, should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.


DIRECTORS

    The name of, principal occupation of, and certain additional information about each of the three nominees and the three current directors with unexpired terms are set forth below.

    Shareholders are being asked to approve an amendment to the Company's Restated Articles of Incorporation which would, if approved, eliminate the classification of the Board and ensure that each director will stand for election annually. For a description of this proposal, see the section of this Proxy Statement entitled "PROPOSAL NO. 2--APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS".

    Listed below are the Class I directors nominated for re-election at the Annual Meeting. If shareholders approve the proposal to declassify the Board, all of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.


                                                                                                                  DIRECTOR
NAME                                                        POSITION WITH THE COMPANY                   AGE         SINCE
----------------------------------------------  --------------------------------------------------      ---      -----------
William V. Campbell...........................  Director                                                    58         1997
Gareth C.C. Chang.............................  Director                                                    55         1996
Jerome B. York................................  Director                                                    60         1997


    Listed below are the Class II directors whose two-year terms do not expire until the next annual meeting.


                                                                                                                  DIRECTOR
NAME                                                                   POSITION WITH THE COMPANY            AGE    SINCE
------------------------------------------------------------  --------------------------------------------  ----  --------
Steven P. Jobs..............................................  Director and interim Chief Executive Officer   43      1997
Lawrence J. Ellison.........................................  Director                                       54      1997
Edgar S. Woolard, Jr........................................  Director                                       64      1996


    WILLIAM V. CAMPBELL has been chairman of the Board of Directors of Intuit, Inc. since August 1998. Mr. Campbell was President and Chief Executive Officer and a director of Intuit, Inc. from April 1994 to August 1998. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. Mr. Campbell also serves on the board of directors of Netscape Communications Corporation, SanDisk Corporation and Great Plains Software.

    GARETH C. C. CHANG was appointed September 1, 1998 as Executive Chairman of STAR TV. Prior to joining STAR TV, Mr. Chang was President of Hughes Electronics International and Corporate Senior Vice President of Hughes Electronics since 1993. Previously, he was Corporate Vice President of McDonnell Douglas Corporation. He is currently a director of Mallinckrodt, Inc., a director of News Corp. and a member of the Advisory Council of Nike Inc.

    LAWRENCE J. ELLISON has been Chief Executive Officer and a director of Oracle Corporation ("ORACLE") since he co-founded Oracle in May 1977, and was President of Oracle until June 1996. Mr. Ellison has been Chairman of the Board of Oracle since June 1995. Mr. Ellison is a director of SuperGen, Inc., Dian Fossey Gorilla Fund and Co-Chairman of California's Council on Information Technology.


    STEVEN P. JOBS is one of the Company's co-founders and currently serves as its interim Chief Executive Officer. Mr. Jobs is also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NEXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997 when NeXT was acquired by the Company.


    EDGAR S. WOOLARD, JR. has served as Chairman of the Board of Directors of Conoco Inc. since July 1998. He served as Chairman of the Board of Directors of
E. I. DuPont de Nemours & Co. ("DUPONT") until October 1997. Previously, he held the positions of President and Chief Executive Officer of DuPont. He is currently a director of CITIGROUP, Inc. and DuPont.

    JEROME B. YORK has served as Vice Chairman of Tracinda Corporation since September 1995. In May 1993, he joined International Business Machines Corporation ("IBM") as Senior Vice President and Chief Financial Officer, and he served as a director of IBM from January 1995 to August 1995. Prior to joining IBM, Mr. York served in a number of executive positions at Chrysler Corporation, including Executive Vice President-Finance and Chief Financial Officer from May 1990 to May 1993. He also served as a director of Chrysler Corporation from 1992 to 1993. Mr. York is also a director of Waste Management, Inc., MGM Grand, Inc. and Metro-Goldwyn-Mayer, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board met a total of eight times during fiscal year 1998. The Board has a standing Audit and Finance Committee and a Compensation Committee.


    The current members of the Board's Audit and Finance Committee are Messrs. York and Campbell, neither of whom is an employee of the Company. The Audit and Finance Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit and Finance Committee met five times during fiscal year 1998.


    The current members of the Board's Compensation Committee are Messrs. Woolard and Chang, neither of whom is an employee of the Company. No person who was an employee of the Company served on the Compensation Committee in fiscal year 1998. The Compensation Committee is primarily responsible for reviewing compensation to be paid to officers of the Company and for administering the Company's equity-based incentive plans. The Compensation Committee met five times during fiscal year 1998.

    During fiscal year 1998, with the exception of Mr. Ellison, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTOR COMPENSATION

    In 1997, the Company ended its practice of paying cash retainers and fees to directors, and approved the Apple Computer, Inc. 1997 Director Stock Option Plan (the "DIRECTOR PLAN"). The Director Plan was approved by the shareholders in April 1998 and 400,000 shares have been reserved for issuance under the Director Plan. Pursuant to the Director Plan, the Company's non-employee directors are granted an option to acquire 30,000 shares of Common Stock upon their initial election to the Board ("INITIAL OPTIONS"). On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary, the director will be entitled to receive an option to acquire 10,000 shares of Common Stock ("ANNUAL OPTIONS"). Initial Options vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. Annual Options are fully vested and immediately exercisable on their date of grant. As of December 31, 1998, there were 150,000 shares outstanding under the Director Plan.

EXECUTIVE OFFICERS

    The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled "DIRECTORS".

    FRED D. ANDERSON, Executive Vice President and Chief Financial Officer (age
54) joined the Company in April 1996. Prior to joining the Company, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. ("ADP"), a position he held from August 1992 to March 1996. Prior to joining ADP, Mr. Anderson held several domestic and international executive positions at MAI Basic Four, Inc., including President and Chief Operating Officer.


    TIMOTHY D. COOK, Senior Vice President, Worldwide Operations (age 38) joined the Company in February 1998. Prior to joining the Company, Mr. Cook held the position of Vice President, Corporate Materials for Compaq Computer Corporation ("COMPAQ"). Previous to his work at Compaq, Mr. Cook was the Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with IBM, most recently as Director of North American Fulfillment.


    NANCY R. HEINEN, Senior Vice President, General Counsel and Secretary (age
42) joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997. Prior to joining NeXT, Ms. Heinen was Group Counsel and Assistant Secretary at Tandem Computers Incorporated from 1989 to 1994, and previously had been employed in private legal practice.

    MITCHELL MANDICH, Senior Vice President, Worldwide Sales (age 50) joined the Company in February 1997 upon the Company's acquisition of NeXT. Mr. Mandich has also served the Company in the position of Vice President, North American Business Division. Prior to joining the Company, Mr. Mandich held the position of Vice President, Worldwide Sales and Service with NeXT from December 1995 through February 1997. Before joining NeXT, Mr. Mandich served in the position of Senior Vice President, Americas Sales and Marketing with Pyramid Technology Corporation from January 1993 to November 1995.

    JONATHAN RUBINSTEIN, Senior Vice President, Hardware Engineering (age 42), joined the Company in February 1997. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated ("FIREPOWER"), from May 1993 to August 1996. Before joining FirePower, Mr. Rubinstein was Vice President and General Manager, Hardware and Vice President, Hardware Engineering at NeXT.

    AVADIS TEVANIAN, JR., PH.D., Senior Vice President, Software Engineering (age 37), joined the Company in February 1997 upon the Company's acquisition of NeXT. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995, Dr. Tevanian worked as an engineer with NeXT and held several management positions.

    SINA TAMADDON, Senior Vice President, Service & Support (age 41) joined the Company in September 1997. Mr. Tamaddon has also served with the Company in the position of Vice President and General Manager, Newton Group. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996, Mr. Tamaddon held the position of Vice President, Professional Services with NeXT. Prior to joining NeXT, Mr. Tamaddon served as Vice President, Advanced Technology for Software Alliance Incorporated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of December 31, 1998 (the "TABLE DATE") with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table under the heading "EXECUTIVE COMPENSATION" and (iv) all directors and executive officers as a group. On the Table Date, 135,637,884 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS


                                             SHARES OF COMMON STOCK          PERCENT OF
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)   COMMON STOCK OUTSTANDING
-------------------------------------------  -----------------------  -------------------------
Fred D. Anderson...........................              97,170(1)                *
William V. Campbell........................              10,251(2)                *
Gareth C. C. Chang.........................              12,000(2)                *
Timothy D. Cook............................             175,000(3)                *
Lawrence J. Ellison........................              10,000(2)                *
Steven P. Jobs.............................              10,001(2)                *
Mitchell Mandich...........................             179,463(4)                *
Jonathan Rubinstein........................              76,853(5)                *
Edgar S. Woolard, Jr.......................              18,000(2)                *
Jerome B. York.............................              20,000(2)                *
All executive officers and directors as a
 group (13 persons)........................             863,324(6)                *


--------------------------


(1) Includes 95,834 shares of Common Stock which Mr. Anderson has the right to acquire by exercise of stock options.



(2) Includes 10,000 shares of Common Stock which Messrs. Campbell, Chang, Ellison, Jobs, Woolard and York have the right to acquire by exercise of stock options.



(3) Constitutes 175,000 shares of Common Stock which Mr. Cook has the right to acquire by exercise of stock options.



(4) Constitutes 179,463 shares of Common Stock which Mr. Mandich has the right to acquire by exercise of stock options.


(5) Includes 75,000 shares of Common Stock which Mr. Rubinstein has the right to acquire by exercise of stock options.

(6) Represents shares of Common Stock held by 13 executive officers and directors and options held by such individuals that were exercisable at the Table Date or within 60 days thereafter.

* Amount represents less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Forms 5 were required, the Company believes that, during fiscal year 1998, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "COMMITTEE"). The role of the Committee, which is comprised of two outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. The Committee also administers the Company's stock option plans and makes grants to executive officers under the 1998 Executive Officer Stock Plan.

    The Company's executive compensation program utilizes Company performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company's shareholders. The compensation for executive officers is based on two elements: Cash compensation and equity-based compensation.

CASH COMPENSATION


    The Company reviews executive compensation surveys in both the computer industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers, other than Mr. Jobs, interim Chief Executive Officer, is reviewed annually by the Committee.


BONUSES

    For fiscal year 1998, the Compensation Committee approved the FY98 Vice Presidents and Directors Incentive Bonus Plan (the "BONUS PLAN"), under which cash bonuses for employees at the level of director and above were determined based on specified revenue and profit targets for the Company. Executive officers and members of the Board of Directors are not eligible to participate in the Bonus Plan.

EQUITY-BASED COMPENSATION

    In fiscal year 1998, the Compensation Committee emphasized equity-based compensation, principally in the form of options, as the cornerstone of the Company's executive compensation program. Equity awards are typically set by the Compensation Committee based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of management. In fiscal year 1998, executive officers were eligible to receive grants of stock options under the Apple Computer, Inc. 1998 Executive Officer Stock Plan and its predecessor plan, the 1990 Stock Option Plan. In addition, executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

    During fiscal year 1998, four executive officers of the Company received new option grants under the 1990 Stock Option Plan. No executive officers received options under the 1998 Executive Officer Stock Plan. The Options granted under the 1990 Stock Option Plan were at an exercise price equal to the fair market value of the Common Stock and generally vest in equal increments over a four-year period after grant, subject to the participant's continued employment with the Company. All options granted under the 1990 Stock Option Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement or the participant's employment with the Company ends before the end of such ten-year period.


    In December 1997, the Compensation Committee also reviewed the employees' outstanding options and determined that many employees of the Company held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address this problem, the Compensation Committee consulted with an independent benefits consultant and, after considering various methods of dealing with this problem, recommended to the Board of Directors the stock option exchange program (the "EXCHANGE PROGRAM"). Under the Exchange Program, current employees of the Company were permitted to exchange all of their options with an exercise price of greater than $13.6875 on a one-for-one basis for new stock options with an exercise price of $13.6875, the fair market value of the Common Stock on December 19, 1997, and a new four year vesting schedule. Six executive officers elected to participate in the Exchange Program.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER


    Mr. Jobs, the Company's interim Chief Executive Officer, received $1 for the services he performed for the Company in fiscal year 1998.


SECTION 162(m)

    The Company intends that options granted under the Company's stock option plans be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                     MEMBERS OF THE COMPENSATION COMMITTEE

           Edgar S. Woolard, Jr. (Chairman)          Gareth C.C. Chang

                  INFORMATION REGARDING EXECUTIVE COMPENSATION


    The following table summarizes compensation information for the last three fiscal years for (i) Mr. Jobs, interim Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year (collectively, the "NAMED EXECUTIVE OFFICERS").


                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION        ----------------------------------
                                                                                              SECURITIES
                                            ------------------------      RESTRICTED          UNDERLYING
      NAME AND PRINCIPAL          FISCAL     SALARY         BONUS        STOCK AWARDS          OPTIONS
       POSITION (1)(2)             YEAR       ($)            ($)              ($)                (#)
------------------------------    ------    --------     -----------     -------------     ----------------
Steven P. Jobs................     1998            1         --               --               --
Interim Chief Executive
  Officer                          1997        --            --               --                30,000(1)
                                   1996        --            --               --               --

Fred D. Anderson..............     1998      604,283         --               --               250,000(2)
Executive Vice President           1997      520,311         --                40,748(4)       850,000(5)
and Chief Financial Officer        1996      252,156       1,275,000          --               400,000

Timothy D. Cook...............     1998      223,953         500,000(8)       --               700,000
Senior Vice President,             1997        --            --               --               --
Worldwide Operations               1996        --            --               --               --

Mitchell Mandich..............     1998      402,253         --               --               424,250(2)
Senior Vice President,             1997      174,348         104,000          --               565,050(5)(11)
Worldwide Sales                    1996        --            --               --               --

Jonathan Rubinstein...........     1998      402,095         --               --               300,000(2)
Senior Vice President,             1997      250,262         100,000           19,108(4)       700,000(5)
Hardware Engineering               1996        --            --               --               --


                                    ALL OTHER
      NAME AND PRINCIPAL           COMPENSATION
       POSITION (1)(2)                 ($)
------------------------------  ------------------
Steven P. Jobs................        --
Interim Chief Executive
  Officer                             --
                                      --
Fred D. Anderson..............          60,123(3)
Executive Vice President               250,489(6)
and Chief Financial Officer            141,361(7)
Timothy D. Cook...............          90,849(9)
Senior Vice President,                --
Worldwide Operations                  --
Mitchell Mandich..............           8,118(10)
Senior Vice President,                   1,730(10)
Worldwide Sales                       --
Jonathan Rubinstein...........           4,804(10)
Senior Vice President,                   1,864(10)
Hardware Engineering                  --


--------------------------

 (1) Mr. Jobs was granted 30,000 stock options in his capacity as a director of the Company pursuant to the 1997 Director Stock Option Plan.

 (2) Includes the replacement of 250,000, 224,250 and 300,000 options that were previously granted to Messrs. Anderson, Mandich and Rubinstein, respectively, and canceled pursuant to the stock option exchange program. Other than the replacement options, Messrs. Anderson and Rubinstein were not granted any options during the fiscal year.


 (3) Includes $55,000 in relocation assistance and $5,123 in matching contributions made by the Company in accordance with the terms of the 401(k) plan.



 (4) For fiscal year 1997, these amounts represent the value on February 5, 1997 of the Common Stock underlying the Performance Shares earned by the Named Executive Officers under the terms of the Senior Officers Restricted Performance Share Plan.


     The amounts of Common Stock earned by participating Named Executive Officers are as follows: Mr. Anderson--2,672; Mr. Rubinstein--1,253. No dividends were paid on the Performance Shares. As of the last day of fiscal year 1997, the Named Executive Officers held no other Performance Shares or restricted stock.

 (5) Includes the replacement of 500,000, 50,000 and 200,000 options that were previously granted to Messrs. Anderson, Mandich and Rubinstein respectively, and canceled pursuant to the Exchange Program.

 (6) Consists of $245,497 in relocation assistance and $4,992 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (7) Consists of $140,155 in relocation assistance and $1,206 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (8) In connection with his employment, Mr. Cook received a one-time hiring bonus in the amount of $500,000.

 (9) Consists of $86,049 in relocation assistance and $4,800 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (10) Consists of matching contributions made by the Company in accordance with the terms of its 401(k) plan.

 (11) Includes 240,800 NeXT options which were converted into Apple options during fiscal year 1997 in connection with Apple's acquisition of NeXT.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information about option grants to the Named Executive Officers during fiscal year 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                          INDIVIDUAL GRANTS
                                      ----------------------------------------------------------   POTENTIAL REALIZABLE
                                                         PERCENT OF                                  VALUE AT ASSUMED
                                         NUMBER OF      TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                                        SECURITIES       GRANTED TO                               PRICE APPRECIATION FOR
                                        UNDERLYING      EMPLOYEES IN    EXERCISE OR                   OPTION TERM(3)
                                      OPTIONS GRANTED    FISCAL YEAR    BASE PRICE   EXPIRATION   ----------------------
NAME                                        (#)              (1)         ($/SH)(2)      DATE       5% ($)      10% ($)
------------------------------------  ---------------  ---------------  -----------  -----------  ---------  -----------
Steven P. Jobs......................        --                 0.00%        --           --          --          --

Fred D. Anderson....................       250,000(4)          1.80%       13.6875     12/19/07   2,151,999    5,453,587

Timothy D. Cook.....................       700,000             5.04%       17.6875      2/02/08   7,786,502   19,732,524

Mitchell Mandich....................       224,250(4)          1.62%       13.6875     12/19/07   1,930,343    4,891,868
                                           200,000             1.44%        13.125     12/29/07   1,650,848    4,183,574

Jonathan Rubinstein.................       300,000(4)          2.16%       13.6875     12/19/07   2,582,399    6,544,305


--------------------------

(1) Based on an aggregate of 13,879,349 options granted to all employees during fiscal year 1998, including 4,707,220 options granted in exchange for the cancellation of the same number of outstanding options as of December 19, 1997 on a one-for-one basis pursuant to the Exchange Program. Options typically vest in four equal annual installments commencing on the first anniversary of the date of grant.

(2) All options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

(4) Grants of stock options pursuant to the Exchange Program in exchange for the cancellation of outstanding stock options. Messrs. Anderson and Rubinstein did not receive any new grants of stock options in fiscal 1998.

OPTIONS EXERCISED AND YEAR-END OPTION HOLDINGS

    The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 1998 and stock options held by each of them at fiscal year-end.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                         SHARES                OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT
                                       ACQUIRED ON    VALUE               (#)                FISCAL YEAR-END ($)(2)
                                        EXERCISE    REALIZED   --------------------------  --------------------------
NAME                                       (#)       ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Steven P. Jobs.......................      --          --          10,000        20,000       157,500        315,000
Fred D. Anderson.....................     133,334   3,108,349      33,334       583,332       850,017     14,765,591
Timothy Cook.........................      --          --               0       700,000             0     14,743,750
Mitchell Mandich.....................      78,717   1,779,641      13,200       608,083       423,852     16,377,545
Jonathan Rubinstein..................      66,667   1,552,661           0       433,333             0     10,918,741

--------------------------

(1) Market value of underlying securities (based on the fair market value of Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at the end of fiscal year 1998 (based on $38.75 per share, the closing price of Common Stock on the Nasdaq National Market on September 25, 1998), minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Board's Compensation Committee are Messrs. Woolard and Chang, neither of whom is an employee of the Company. No person who was an employee of the Company in fiscal year 1998 served on the Compensation Committee in fiscal year 1998. During fiscal year 1998, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

STOCK OPTION EXCHANGE PROGRAM

    The following table sets forth certain information concerning the Exchange Program, including (i) the name and position of each executive officer who participated in the exchange program, (ii) the date of any such exchange, (iii) the number of securities underlying exchanged options, (iv) the per share market price of the underlying security at the time of the exchange, (v) the original exercise price or base price of the canceled option at the time of exchange,
(vi) the per share exercise price of the option received in exchange for the existing option and (vii) the original option term remaining at the date of exchange.

                           10-YEAR OPTION REPRICINGS

                                                    NUMBER OF
                                                   SECURITIES   MARKET PRICE    EXERCISE                    LENGTH OF
                                                   UNDERLYING    OF STOCK AT    PRICE AT        NEW      ORIGINAL OPTION
                                                     OPTIONS       TIME OF       TIME OF     EXERCISE    TERM REMAINING
                                        DATE OF     REPRICED      REPRICING     REPRICING      PRICE       AT DATE OF
NAME AND POSITION(1)                   REPRICING       (#)           ($)           ($)          ($)         REPRICING
------------------------------------  -----------  -----------  -------------  -----------  -----------  ---------------
Fred D. Anderson....................    12/19/97      250,000       13.6875         19.75      13.6875           9 years
Executive Vice President                                                                                        8 months
and Chief Financial Officer              7/11/97      400,000         13.25         24.56        13.25           8 years
                                                                                                                9 months
                                         7/11/97      100,000         13.25        18.375        13.25           9 years
                                                                                                                9 months

Guerrino De Luca (1)................     7/11/97      200,000         13.25         17.00        13.25           9 years
Executive Vice President,                                                                                       7 months
Marketing                                7/11/97       28,000         13.25         26.38        13.25           7 years
                                                                                                                9 months
                                         7/11/97       20,000         13.25         19.88        13.25           8 years
                                                                                                               11 months
                                         7/11/97       15,000         13.25         29.50        13.25           6 years
                                                                                                                5 months
                                         7/11/97        8,000         13.25         26.38        13.25           6 years
                                                                                                                7 months
                                         7/11/97        8,000         13.25         26.38        13.25           7 years
                                                                                                                4 months
                                         7/11/97        7,500         13.25         23.75        13.25           6 years
                                                                                                                3 months
                                         7/11/97        5,600         13.25         26.38        13.25           4 years
                                                                                                                7 months
                                         7/11/97        5,600         13.25         26.38        13.25           5 years
                                                                                                                6 months
                                         7/11/97        5,000         13.25         29.75        13.25            1 year
                                                                                                                0 months
                                         7/11/97        2,914         13.25         29.75        13.25           2 years
                                                                                                                9 months
                                         7/11/97        2,800         13.25         26.38        13.25           4 years
                                                                                                                2 months
                                         7/11/97        1,336         13.25         29.75        13.25            1 year
                                                                                                                9 months

John B. Douglas, III (1)............     7/11/97      100,000         13.25         17.50        13.25           9 years
Senior Vice President,                                                                                          6 months
General Counsel                          7/11/97       40,000         13.25        18.375        13.25           9 years
And Secretary                                                                                                   9 months
                                         7/11/97       25,000         13.25         16.50        13.25           9 years
                                                                                                                8 months

Nancy R. Heinen.....................    12/19/97      250,000       13.6875         21.31      13.6875           9 years
Senior Vice President,                                                                                          9 months
General Counsel and Secretary

Mitchell Mandich....................    12/19/97       59,200       13.6875         19.75      13.6875           9 years
Senior Vice President,                                                                                          8 months
Worldwide Sales                         12/19/97      165,050       13.6875         22.94      13.6875           9 years
                                                                                                                9 months

David Manovich (1)..................     7/11/97      200,000         13.25         16.50        13.25           9 years
Senior Vice President,                                                                                          8 months
International Sales and Service

Jonathan Rubinstein.................    12/19/97      300,000       13.6875         19.75      13.6875           9 years
Senior Vice President,                                                                                          8 months
Hardware Engineering                     7/11/97      200,000         13.25         17.00        13.25           9 years
                                                                                                                7 months

Sina Tamaddon.......................    12/19/97      250,000       13.6875        18.125      13.6875           9 years
Senior Vice President,                                                                                         11 months
Service and Support

Avadis Tevanian, Jr.................    12/19/97      275,837       13.6875         19.75      13.6875           9 years
Senior Vice President,                                                                                          8 months
Software Engineering                     7/11/97      100,000         13.25         17.00        13.25           9 years
                                                                                                                7 months

------------------------------
(1) All options received by Messrs. De Luca, Manovich and Douglas pursuant to the stock option exchange program were forfeited upon termination of employment.

COMPENSATION COMMITTEE REPORT ON THE STOCK OPTION EXCHANGE PROGRAM


    In order to address concerns regarding the retention of the Company's key employees, the Board of Directors approved the Exchange Program on December 21, 1997. Pursuant to the Exchange Program, all individuals who held stock options granted under one of the Company's stock option plans, but excluding the Director Stock Option Plan, were offered the opportunity to exchange all of their stock options with an exercise price of greater than $13.6875 on a one-for-one basis for new stock options with an exercise price of $13.6875, the fair market value of the Common Stock on December 19, 1997, and a new four year vesting schedule. All stock options issued under the Exchange Program will expire on December 19, 2007. The Company's employees exchanged approximately 4.7 million stock options.


                     MEMBERS OF THE COMPENSATION COMMITTEE


        Edgar S. Woolard, Jr. (Chairman)                Gareth C.C. Chang


COMPANY STOCK PERFORMANCE

    The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "INDUSTRY INDEX"). The graph assumes $100 was invested in each of the Common Stock, the S&P 500 and the Industry Index on September 24, 1993. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON SEPTEMBER 24, 1993
                           WITH DIVIDENDS REINVESTED

                                                 24-SEP-93    30-SEP-94    29-SEP-95    27-SEP-96    26-SEP-97    25-SEP-98
                                                -----------  -----------  -----------  -----------  -----------  -----------
Apple Computer Inc.                              $     100    $     137    $     153    $      92    $      88    $     160
S&P 500                                          $     100    $     104    $     135    $     162    $     228    $     255
S&P Computers (Hardware)                         $     100    $     145    $     208    $     251    $     467    $     568

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company has from time to time entered into employment, retention and severance arrangements with certain of its Named Executive Officers. A summary of the terms of such arrangements is set forth in the following paragraphs.

    EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company entered into an employment agreement with Mr. Anderson effective April 1, 1996, pursuant to which he serves as Executive Vice President and Chief Financial Officer of the Company. Pursuant to his agreement, Mr. Anderson is entitled to an annual base salary of no less than $500,000. If Mr. Anderson's employment is terminated by the Company without "Cause" at any time during the five-year period following April 1, 1996, he will be entitled to receive a lump sum severance payment equal to the sum of his annual base salary and target bonus, if any. Mr. Anderson's agreement generally defines "Cause" to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his employment duties.

    In February 1998, Mr. Cook joined the Company as Senior Vice President, Worldwide Operations. Under the terms of his employment, he is entitled to an annual base salary of no less than $400,000. In addition, Mr. Cook received a one-time hiring bonus in the amount of $500,000 and a stock option grant with a sell-back provision. The sell-back provision provides that during the five-day period starting on the second anniversary of his commencement of employment, he may elect to sell all of his remaining vested and unvested options and shares (obtained through the exercise of such options) back to the Company for the sum of $3 million less any profits Mr. Cook has realized to date through the exercise and sale of such options. If Mr. Cook's employment is terminated by the Company without "Cause" during the first two years of his employment, he will be entitled to receive an amount equal to $800,000 minus the total base salary he has received since the start of his employment. In addition, he will be allowed to immediately exercise the stock option sell-back provision described above.

    CHANGE IN CONTROL ARRANGEMENTS--STOCK OPTIONS

    In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans, except the Director Stock Option Plan, will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. The Director Stock Option Plan provides that upon a "change in control" of the Company, all unvested options held by non-employee directors will automatically become fully vested and exercisable and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price of the options. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

    In addition, options granted to Timothy D. Cook, Nancy R. Heinen, Mitchell Mandich and Sina Tamaddon provide that in the event there is a "change in control", as defined in the Company's stock option plans, and if in connection with or following such "change in control", their employment is terminated without "Cause" or if they should resign for "Good Reason", those options outstanding that are not yet vested and exercisable as of the date of such "change in control", shall become fully vested and exercisable. Generally, "Cause" is defined to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his or her employment duties. "Good Reason" includes resignation of employment as a result of a substantial diminution in position or duties, or an adverse change in title or reduction in annual base salary.

    CHANGE IN CONTROL ARRANGEMENTS--RETENTION AGREEMENTS


    The Company is currently party to retention agreements (the "RETENTION AGREEMENTS") with three executive officers (Messrs. Anderson, Rubinstein and Tevanian) providing for certain cash payments in the event of a termination of an executive's employment following a change in control of the Company. For purposes of the Retention Agreements, a "change in control" is defined as (i) a reorganization, merger, consolidation or other corporate transaction in which the holders of voting stock of the Company immediately before the corporate transaction will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such corporate transaction, (ii) the acquisition of 30% or more of the combined voting power of the Company's then-outstanding securities, (iii) a change of 50% in the membership of the Board within a two-year period, unless the election or nomination for election by shareholders of an adequate number of directors within such period was approved by the vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed, or (v) a "change in control" or a "change in the effective control" of the Company within the meaning of Section 280G of the Code.


    In the event of an Involuntary Termination (as defined in the Retention Agreements) of any executive officer who is a party to a Retention Agreement within two years following a change in control, such executive officer will receive a cash payment equal to the sum of (i) three times his annual base salary immediately prior to the date of his termination or, if greater, the highest annualized base salary in effect during the three-year period ending on the change in control, and (ii) three times his target bonus for the year in which the termination occurs or, if greater, the highest target annual bonus applicable to the executive officer in any of the three years ending prior to the change in control. In addition, the executive officer would be eligible to participate in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to him until the second anniversary of his date of termination.

    The Retention Agreements further provide that, in the event of an Involuntary Termination of an executive officer on or following a change in control, such executive officer's equity awards granted to him under the Company's equity-based incentive plans (the "EQUITY PLANS") will vest and become exercisable. All equity awards also will vest and become exercisable as of the date of a change in control as defined in the Equity Plans, regardless of whether the executive officer's employment has then terminated. Subject to certain limits on payments, the Retention Agreements also require tax gross-up payments to the executive officers to mitigate any excise tax imposed on the executive officers under Section 4999 of the Code in connection with a change in control.

                             OVERVIEW OF PROPOSALS

    This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 requests the election of three directors to the Company's Board. Proposal No. 2 requests that the shareholders approve an amendment to the Company's Restated Articles of Incorporation which would, if approved, declassify the Board and ensure that each director will stand for election annually. Proposal No. 3 requests ratification of the Company's independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Three directors are to be elected at the Annual Meeting. The Board has nominated the three current Class I directors to be re-elected. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's three nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    The Board's nominees for re-election at this Annual Meeting are Messrs. Chang, Campbell and York.

VOTE REQUIRED

    The three nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION OF MESSRS. CHANG, CAMPBELL AND YORK.

                                 PROPOSAL NO. 2
  APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION
             TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS

PROPOSED ACTION

    The Board is proposing an amendment (the "AMENDMENT") to the Company's Restated Articles of Incorporation (the "RESTATED ARTICLES") to eliminate the classification of the Board and thereby ensure that each director will stand for election annually.

DESCRIPTION OF PROPOSAL

    Article VII of the Restated Articles currently provides that the Board shall be divided into two classes, Class I and Class II, each class consisting of one-half of the total number of directors or as close an approximation as possible. The Restated Articles further provide that each director shall be elected for a term running until the second annual meeting of shareholders of the Company next succeeding his or her election. An amendment to the Restated Articles instituting classification of the Board was approved by the shareholders of the Company in January 1990.

    If this proposal is approved by the shareholders, the Restated Articles will be amended to eliminate the classification of the Board, such that all directors will stand for election annually. The Board believes that elimination of the classification of the Board is in the best interest of the Company and its shareholders in that it will allow shareholders to review and express their views on the performance of all directors each year. This proposal is not being presented in response to any shareholder demand.

    The Board has determined that the declassification of the Board should become effective commencing with the annual meeting of shareholders of the Company in fiscal year 2000, so as not to shorten the term of the Class II directors. Accordingly, if this proposal is approved by the shareholders, the terms of all directors will end at the annual meeting of shareholders of the Company in fiscal year 2000, and all directors elected at that annual meeting will have one-year terms.

    If the Amendment is approved by the shareholders, Article VII of the Restated Articles will be amended as set forth in Appendix A hereto.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve the Amendment.

RECOMMENDATION

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT.

                                 PROPOSAL NO. 3
                    RATIFICATION OF APPOINTMENT OF AUDITORS


    The Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit Apple's consolidated financial statements for fiscal year 1999. KPMG served as the Company's independent auditors for fiscal year 1998. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 1999. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.


VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve this Proposal.

RECOMMENDATION


    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

                             SHAREHOLDER PROPOSALS


    Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to the Company for receipt no later than September 30, 1999 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.


                             THE BOARD OF DIRECTORS


Dated: February 9, 1999

                                                                      APPENDIX A

        SECTION VII OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION,
                           AS PROPOSED TO BE AMENDED

                                     "VII.

    Through and until immediately prior to the annual meeting of shareholders to be held in fiscal year 2000, the directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible, and each director shall serve for a term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; provided, however, that the terms of all directors shall expire at the annual meeting of shareholders to be held in fiscal year 2000. Commencing at the annual meeting of shareholders to be held in fiscal year 2000, each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year or until his or her successor shall have been duly elected and qualified."

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In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for fiscal 1998 in lieu of producing a glossy annual report.

/X/ Please mark
    votes as in this
    example.

PLEASE VOTE, SIGN, DATE AND PROMPTLY
RETURN THIS CARD.

1. To elect three directors to Class I of the Company's Board of Directors.

NOMINEES: Gareth C.C. Chang, William V. Campbell and Jerome B. York

                       WITHHELD
          FOR ALL      FROM ALL
          NOMINEES     NOMINEES
            / /          / /

/ /
   ---------------------------------------
   For all nominees except as noted above

   MARK HERE FOR   / /
   ADDRESS
   CHANGE AND
   NOTE BELOW

                                                          FOR  AGAINST  ABSTAIN
                                                          / /    / /      / /
2. To approve an amendment to the Company's
   Restated Articles of Incorporation to eliminate the classification of the Company's Board of Directors and thereby ensure that each director will stand for election annually.

3. To ratify the appointment of KPMG Peat                 / /    / /      / /
   Marwick LLP as independent auditors of the Company for fiscal year 1998.

4. To transact such other business as may                 / /    / /      / /
   properly come before the meeting or any
   adjournment(s) thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.If shares are held by joint tenants or as community property, both persons should sign.

Signature_____________ Date_________  Signature_________________Date_________